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                                                                    EXHIBIT 10.2

                            SECOND AMENDMENT TO THE
                             WESTPOINT STEVENS INC.
                          SUPPLEMENTAL RETIREMENT PLAN



     THIS SECOND AMENDMENT to the WestPoint Stevens Inc. Supplemental Retirement Plan (the "Plan") is made the 11th day of February, 1999, by WestPoint Stevens Inc. (the "Company").

                              W I T N E S S E T H:


     WHEREAS, the Company maintains the Plan to provide supplemental retirement benefits to a select group of management or highly compensated employees of the Company; and

     WHEREAS, Section 7.1 of the Plan provides that the Company has the right to amend the Plan at any time and from time to time in any fashion, subject to the limitations stated therein; and

     WHEREAS, the Company previously adopted the First Amendment to the Plan for the purpose of limiting the amount of compensation that may be taken into account for purposes of determining a participant's accrued benefit under the Plan; and

     WHEREAS, the Company now desires to further amend the Plan to clarify certain provisions added by the First Amendment:

     NOW, THEREFORE, the Plan is amended as follows:

     1. Section 4.1 of the Plan is amended effective January 1, 1996 by adding a new subsection 4.1(c) to read as follows:

               (c) Notwithstanding subsection (a)(1) or anything in the Pension Plan to the contrary, effective January 1, 1996, the compensation taken into account under the Plan for any Plan year (including Plan Years beginning prior to January 1, 1996) shall not exceed the lesser of (i) $300,000 or (ii) one-hundred twenty percent (120%) of the Participant's base salary. The provisions of this subsection (c) shall not reduce any Participant's Accrued Benefit determined as of August 15, 1996 without regard to this subsection (c). In addition, the provisions of this subsection (c) shall not apply to Holcombe T. Green, Jr., Joseph L. Jennings, Jr., Thomas J. Ward, Morgan M. Schuessler and William F. Crumley.


     2. Except as specified herein, the Plan shall remain in full force and effect.